EXHIBIT 10.8


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TECHNOLOGY RESEARCH AND DEVELOPMENT CONTRACT




Project name:  Facial recognition for logical access control

Party A:  Titanium Group Ltd
Party B:  Tsing Hua University (Shenzhen research campus)

Place contract signed:  Shenzhen, Guongdong Province

Date signed:  11-4-2005

Effective Date:  11-4-2005 to 11-4-2006


CONTRACT VERIFY BY GOVERNMENT SCIENTIFIC RESEARCH AND DEVELOPMENT DEPARTMENT














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Contract is signed mutually by both parties and is compliance with the contract law of the Peoples' Republic of China.
Contract will be base on Party B's Set Top Box Technology, since party A is well aware of the back bone of this technology, both parties now agree to do a joint research on Multi-media home intelligence system.


  (A)     Requirement for technology content
          Basic requirement for research of Multi-media home intelligence system, it can be divided into the following four sections.

            (i)      Receive digital TV signals
            (ii)     OSD capable
            (iii)    PVR capable
            (iv)     Blue tooth facial recognition capable

For the above content

  (i)      Party A will bare all research cost
  (ii) Party B provide technician, and report to party A during the whole process and testing result
  (iii) End result should be a developed software for Multi-media home intelligence system
  (iv)     Both parties promise for more joint venture in the future


  (B)      Standard for research

            (i)      Base on IBM power pc405
            (ii) Good quality, make sure receiving of sound and picture quality is good with any interruption
            (iii)    Base on LINUX system

         All research and development work will be done by party B, party A shall corporate. All results shall be tested and verify by an expert in this technology and support party A's operation system, hardware and software.


  (C)     Target date for finished product
          Party B Shall have a finished product to satisfy Party A's requirement by 11-04-2006.


  (D)     Research and development cost, compensation and terms of payment
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            (i)      Research and development cost means the cost for the
                     research and development. Compensation means the reward for all involved technicians and supporting staffs.
            (ii)     All payments will be in RMB
            (iii) Total cost for the research and development and compensation shall be two hundred thousand RMB (200,00.00 RMB). Party A will provide the full amount


  (E)     Method of payment
            (i) Two hundred thousand RMB (200,000.00 RMB) shall pay in full on or before 12-30-2005
            (ii)     Installment - no applicable


  (F)     Procession of properties that is purchased for the research.
          All properties that are purchased for the research and development of this project will be party B's properties after the project is finished.


  (G)     Date, location and how to fulfill this contract.
          This contract will be executed between 11-4-2005 to 11-4-2006 at Tsing Hua University Shenzhen research and development center. This contract will be funded by party A and party B will be responsible for the research and development


  (H)     Confidentiality
          Both parties agreed the confidentiality of this contract should not affect by any change or termination of this contract. This is a long-term confidentiality contract

  (I)     Rick factor
          During the research and development stage if any party get into any unsolvable technical problem that cause any lose, both parties will bare the lose. That will include lose of money, time and labor. If any party foresee such a problem that might come up, this party should notify the other party right away in order to minimize any lose that might occur. If this party fails to do so, the said party shall be responsible for all loses


  (J)     Ownership of new intellectual property
          After the fulfillment of this contract, party B will be the sole owner of the said intellectual property and party A has the right to use the property



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  (K)     Acceptance standard
          All results (section B's requirement) shall use the standard that was set on this contract. All costs shall be pay by party A and reports shall be coming from a recognized expert in this technology. If party A does not arrange expert to test the product by 12-30-2006, it is assume that party A accepted the end product


  (L)     Breach of contract and penalties
          The contract law of The Peoples' Republic of China governs this contract

            (i) If party A delay payment and cause any interruption for party B's progress, party A everyday shall pay an extra 2% of the contract amount. If payment is delayed for two months other than paying an extra 2% everyday, party A shall pay an extra 10% of the contract amount and party B shall have the right to request a termination of the said contract
            (ii) If party B dose not start the research and development two moths after receive party A's payment. Party A has the right to terminate the contract and party B shall pay a 10% penalty on the amount of the contract and return all money to Party A
            (iii) If any party breach other contents of this contract, breach party shall pay a reasonable amount of penalty and the total amount shall not exceed the total amount of the whole contract

  (M)     Settlement for disagreement
          If and disagreement comes up, both parties shall try to settle the disagreement in a friendly manor and a mediator can be bring in if necessary. If no agreement can be made, the case shall be bring to the court of Shenzhen to get justify. Both parties shall be obligated to the judgment in a good manor


  (N)    Others
          Any amendment or attachment to this contract shall be notify by both parties to the Government Scientific Research and Development Department and validated by the said party




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Party A - Titanium Group Ltd
Representative: Johnny Ng
Address: 4/F, BOCG Insurance Tower
         134-136 Des Voeux Road Central
         Hong Kong SAR
         China
Phone No: 852-3427-3177



Party B - Tsing Hua University (Shenzhen research campus)
Contact:  Chung Yuk Tuen
Phone No: 0755-26036771
Address: Tsing Hua University (Shenzhen research campus)
Banker:  Commercial Bank of Shenzhen
Acct No: 0142100324889